Exhibit 10.4

October 30, 2003

Clinical Data Sales & Service, Inc.

f/k/a Clinical Data Inc.

2 Thurber Boulevard

Smithfield, Rhode Island 02917

Re: Second Amendment

Gentlemen:

Clinical Data Sales & Service, Inc. f/k/a Clinical Data, Inc., a Delaware corporation ("Borrower") and LaSalle Business Credit, LLC, a Delaware limited liability company, ("Lender") have entered into that certain Loan and Security Agreement dated March 31, 2003 (the "Security Agreement"). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

    Exhibit A of the Agreement is amended as the First Amended and Restated Exhibit A attached hereto and made a part hereof.

(b) Subparagraph (4)(c)(v) of the Agreement is amended to add the following provision:

(v) Consent Fee: Borrower shall pay to Bank a consent fee of Five Hundred and No/100 Dollars ($500.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Bank), which fee shall be fully earned and payable on the date of this Amendment.

(c) Paragraph 13 of the Agreement is amended to add the following provisions:

(13).(1) CONSENT TO MERGER: Borrower has requested that Bank consent to a merger of BioClinical Concepts, Inc., a Delaware corporation ("BioClinical") into Clinical Data Inc. ("Clinical Data"), with Clinical Data being the surviving corporation of said merger, pursuant to the terms and conditions set forth in the following documents attached hereto and made a part hereof (the "Merger Documents"):

(i) Certificate of Ownership and Merger dated September 18, 2003 executed by Clinical Data; and

(ii) Consent by the Board of Directors of Clinical Data dated September 16, 2003.

In reliance upon the foregoing and the terms of the documents set forth above and notwithstanding anything contained in subparagraph 11(k) of the Agreement to the contrary, LaSalle hereby grants its consent to the merger of BioClinical Concepts, Inc into Clinical Data subject to the receipt by Bank of the following documents which shall be in form and substance satisfactory to Bank: the Merger Documents, as filed and executed and Certificate of Merger issued by the Secretary of State of Delaware dated September 18, 2003.

(13).(2) PERMITTED SALES OF ASSETS OR STOCK AND DISPOSITION OF PROCEEDS:

Notwithstanding the provisions of subparagraph 11(k) of the Agreement, Borrower may sell certain inventory and equipment for a price in the amount of $493,000.00 and upon terms and conditions reasonably satisfactory to Lender; provided, that Borrower will immediately pay to Lender one hundred percent (100%) of the proceeds of such sale, to be applied to the Liabilities in the manner provided in the Agreement.

(13).(3) NAME CHANGE: Lender and Borrower acknowledge and agree that Borrower has changed its corporate name to Clinical Data Sales & Service, Inc. Effective immediately, all references to Borrower contained in the Agreement, this Exhibit A and the Other Agreements shall be deemed to be references to Clinical Data Sales & Service, Inc. Borrower shall promptly provide to Lender evidence satisfactory to Lender of Borrower's change of name as herein contemplated.

    The term "Borrowers" is now amended to "Borrower" whenever it appears in the Agreement and the Other Agreements and shall mean only Clinical Data Sales & Service, Inc.

2. This Amendment shall not become effective until fully executed by all parties hereto.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

LASALLE BUSINESS CREDIT, LLC

By /s/ Mitchell J. Tarvid

Title Vice President

ACKNOWLEDGED AND AGREED TO

this 12th day of November, 2003:

CLINICAL DATA SALES & SERVICE, INC.

F/K/A CLINICAL DATA INC.

By ___/s/ Israel M. Stein

Israel M. Stein

Title: President/CEO

FIRST AMENDED AND RESTATED EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

Attached to and made a part of that certain Loan and Security Agreement of even date herewith among CLINICAL DATA SALES & SERVICE, INC., F/K/A CLINICAL DATA, INC. ("Borrower") and LASALLE BUSINESS CREDIT, LLC ("Lender").

A. (1) Clinical's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Clinical's books, records and accounts are kept).

a. 2 Thurber Boulevard

Smithfield, Rhode Island 02917

[principal place of business/leased property]

B. (1) Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Clinical. Please indicate the relationship of such location to Clinical (i.e., public warehouse, processor, etc.).

a. 1075 West Lambert Road, Unit D

Brea, California 92821-2944

[leased property]

    159 Singleton Street

Woonsocket, Rhode Island

[storage facility – will not use after (30) days from closing]

(2) Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of BioClinical. Please indicate the relationship of such location to BioClinical (i.e., public warehouse, processor, etc.).

a. 710 Rabon Road

Suite 205

Columbia, South Carolina 29223

[leased property]

b. 1718 East 4th Street

Suite 907

Charlotte, North Carolina

[leased property]

C. (1) Bank Accounts of Clinical (other than those at LaSalle Bank National Association): None

Bank (with address)

Account Number

Type of Account